Exhibit 99.1

Ebix Announces Q2 2023 Results

JOHNS CREEK, GA – August 9, 2023 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of on-demand software and e-commerce services to the insurance, financial services, travel, healthcare, and e-learning industries today announced the following results for the quarter ended June 30, 2023:

•

Q2 2023 Revenues of $118.4 million, with 3.1% Year-over-Year growth vs. Q2 2022 Non-GAAP Revenues of $114.9 million (with all revenues normalized on a net basis). On a GAAP basis, Q2 2022 revenues were $242.7 million (with pre-paid card revenues on a gross basis in Q2 2022).

•	Constant currency Revenues of $123.3 million in Q2 2023 increased 7.2% Year-over-Year as compared to $114.9 million in Q2 2022

•	Q2 2023 GAAP operating income of $29.1 million, a decrease of 3.3% over Q2 2022 operating income of $30.1 million, impacted adversely by certain debt related expenses

•	Q2 2023 Non-GAAP operating income of $34.6 million, an increase of 1.8% over Q2 2022 Non-GAAP operating income of $34.0 million

•

GAAP Diluted EPS of $0.01 in Q2 2023 vs. $0.63 in Q2 2022 on account of $18.0 million in higher non-operating costs in Q2 2023 (equivalent to $0.59 in diluted EPS) as compared to Q2 2022, with the increased costs primarily associated with our lending facilities.

Ebix delivered the following results for the second quarter of 2023:

Revenue:

Exchanges, including all financial and insurance exchanges, continued to be Ebix’s largest channel, accounting for 83% of Q2 2023 revenues.

(dollar amounts in thousands)
Channel Revenues	Q2 2023	Q2 2022	Change
Exchanges	$98,078	$95,087	+3.1%
RCS	20,352	19,837	+2.6%

Total Revenue	$118,430	$114,924	+3.1%

Total Constant Currency Revenue	$123,255	$114,924	+7.2%

Note - Q2 2022 Revenues are non-GAAP with all revenues normalized on a net basis, for comparative purposes.

Operating Income: GAAP operating income for Q2 2023 of $29.1 million decreased 3.3% year-over-year from $30.1 million in Q2 2022, primarily due to certain debt related costs. Non-GAAP operating income for Q2 2023 increased by 1.8% to $34.6 million as compared to $34.0 million in Q2 2022.

Earnings per Share and Net Income: Q2 2023 GAAP diluted earnings per share was at $0.01 compared to $0.63 in Q2 2022. The decrease was primarily due to increased year-over-year debt facility related costs of $16.2 million, and a foreign exchange differential loss of $4.1 million as compared to Q2 2022, a cumulative negative effect of $0.66 in diluted earnings per share, offset by lower year-over-year taxes of $2.3 million (translating to a positive effect of $0.07 in diluted earnings per share).

Q2 2023 GAAP net income decreased to $0.3 million compared to $19.3 million in Q2 2022, primarily on account of the above increased non-operating costs.

Q3 2023 Diluted Share Count: As of today, Ebix expects its diluted share count for Q3 2023 to be approximately 30.9 million.

Amit Kumar Garg, CFO added, “In Q2 2023, EBITDA plus noncash stock compensation added to $34.03 million, which translates to approximately 28.7% of our worldwide revenues. That speaks to the strength and fundamentals of our business worldwide. During the six month period ended June 30, 2023, we had the following major cash uses amongst other cash uses for operations: (i) $36.3 million of cash interest paid; (ii) $19.2 million for income-related taxes paid globally, (iii) $15 million paid for principal payments (iv) $7.9 million was used for capital expenditure and (v) $ 0.5 million was used for software development. We funded these initiatives from existing cash plus operating cash flows generated during the year. Despite these substantial payments adding to $79 million just for these items, the Company had strong liquidity on hand with cash, cash equivalents, short-term investments, and restricted cash of $ 88.3 million.”

Robin Raina, President & CEO, Ebix, Inc. said. “Our operating results in Q2 2023 are in line with our expectations. We are fully aware that non-operating costs like the cost of debt and the associated advisory costs associated with it, continue to hamper our overall financial results. We are accordingly still committed to the aspirational goal of a debt-free Ebix in the year 2023 itself.”

Reconciliation of GAAP operating income, net income and diluted earnings per share to non-GAAP operating income, net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Q2 2023

	Net Income	Diluted EPS
Q2 2023 GAAP Net Income	$308	$0.01
Q2 2023 GAAP Operating Income	$29,141

Non-GAAP Adjustments:
Amortization of Intangibles (1)	$3,433	$0.11
Stock-Based Compensation (1)	$644	$0.02
One-time Legal and Professional Services Costs (2)	$1,334	$0.04
Non-operating expense (3)	$2,281	$0.07
Income Tax Effects of Non–GAAP Adjustments (4)	($1001)	($0.03)

Total Non-GAAP Adjustments (Operating Income)	$5,411
Total Non-GAAP Adjustments (Net Income)	$6,691	$0.22

Second Quarter 2023 Non-GAAP Net Income	$6,999	$0.23
Second Quarter 2023 Non-GAAP Operating Income	$34,552

(1)	Adjustments related to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2)	Non-recurring legal and professional services costs recorded during the period for GAAP purposes.
(3)	Non-recurring non-operating expense that is unrelated to any operating activities.
(4)	Non-GAAP adjustment is based on the Q2 2023 effective tax rate, which reflects currently available information and could be subject to change.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP Revenues, non-GAAP net income, non-GAAP operating income and non-GAAP diluted earnings per share. Non-GAAP operating income , non-GAAP net income and non-GAAP diluted earnings per share from operations exclude amortization of intangibles, stock-based compensation, as well as certain non-recurring expenses that are not associated with our ongoing operating business activities.

Ebix believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Ebix’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Ebix urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

The reported figures have been summarized as compared to those presented thus for better understanding of the quantum of business undertaken in the United States and other countries. Further, the product/service channels, Ebixcash Exchange and Insurance Exchange have been merged as Exchange.

The Registrant’s subsidiary, EbixCash Limited has filed a draft red herring prospectus with the Securities and Exchange Board of India and is in the process of executing an initial public offering of its equity shares, subject to market conditions and regulatory approvals. The financial information of EbixCash Limited consolidated into our financial statements as of and for the six months ended June 30, 2023 is summary, indicative and not final. Further such financial information has not been audited or reviewed by the auditors of such company.

About Ebix, Inc.

With approximately 200 offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide on-demand infrastructure exchanges to the insurance, financial services, travel and healthcare industries.

With a “Phygital” strategy that combines over 650,000 physical distribution outlets in India and many Southeast Asian Nations (“ASEAN”) countries as of December 31, 2021, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio of software and services encompasses domestic and international money remittance, foreign exchange (Forex), travel, pre-paid gift cards, utility payments, lending and wealth management across 75+ countries including India. EbixCash’s Forex operations are carried out primarily through 82 retail branches, 62 retail kiosks in 16 international airports, including Delhi, Mumbai, Hyderabad, Chennai and Kolkata, 12 seaports, over 250 franchise partners across 69 cities, as well as offered through more than 1200 corporate clients, more than 27 bank clients, and 5-star hotels in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of the leading non-bank travel exchanges based in India and catering to approximately

517,000 agents and approximately 17,900 registered corporate clients as of December 31, 2021. EbixCash’s financial technologies business offers software solutions at the enterprise level for banks, asset and wealth management companies and trust companies within India, Southeast Asia, the Middle East and Africa. EbixCash’s business process outsourcing services provide information technology and call center services to a variety of industries.

For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our,” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in India, Australia and Asia, Latin America and Europe wherein we have significant and/or growing operations); fluctuations in the equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; ability to secure additional financing to support capital requirements; credit facility provisions that could materially restrict our business; costs and effects of litigation, investigations or similar matters that could affect our business, operating results and financial condition; and international conflict, including terrorist acts and wars.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income prepared on Net Basis for Comparative Purposes Only (Non GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating revenue	$118,430	$114,924	$234,503	$214,444

Operating expenses:
Cost of services provided	33,757	33,473	63,549	57,583
Product development	10,947	10,223	20,930	20,481
Sales and marketing	3,582	4,511	6,913	8,276
General and administrative, net	36,110	31,736	73,577	58,649
Amortization and depreciation	4,893	4,874	9,909	9,238

Total operating expenses	89,289	84,817	174,878	154,227

Operating income	29,141	30,107	59,625	60,217
Interest income	52	66	133	128
Interest expense	(24,614)	(11,664)	(46,877)	(21,915)
Non-operating (loss) income	(3,647)	(408)	(3,977)	(1,142)
Foreign currency exchange gain (loss)	(840)	3,229	(2,060)	4,123

Income before income taxes	92	21,330	6,844	41,411
Income tax (expense) benefit	(164)	(2,478)	(787)	(4,182)

Net income including noncontrolling interest	(72)	18,852	6,057	37,229
Net loss attributable to noncontrolling interest	(380)	(491)	(1,323)	(1,305)

Net income attributable to Ebix, Inc.	$308	$19,343	$7,380	$38,534

Basic earnings per common share attributable to Ebix, Inc.	$0.01	$0.63	$0.24	$1.25

Diluted earnings per common share attributable to Ebix, Inc.	$0.01	$0.63	$0.24	$1.25

Basic weighted average shares outstanding	30,866	30,745	30,854	30,729

Diluted weighted average shares outstanding	30,869	30,756	30,856	30,756

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended[1]		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating revenue	$118,430	$250,781	$361,191	$537,034

Operating expenses:
Cost of services provided	33,757	169,330	190,236	380,173
Product development	10,947	10,223	20,930	20,481
Sales and marketing	3,582	4,511	6,913	8,276
General and administrative, net	36,110	31,736	73,577	58,649
Amortization and depreciation	4,893	4,874	9,909	9,238

Total operating expenses	89,289	220,674	301,565	476,817

Operating income	29,141	30,107	59,626	60,217
Interest income	52	66	133	128
Interest expense	(24,614)	(11,664)	(46,877)	(21,915)
Non-operating (loss) income	(3,647)	(408)	(3,977)	(1,142)
Foreign currency exchange gain (loss)	(840)	3,229	(2,060)	4,123

Income before income taxes	92	21,330	6,845	41,411
Income tax (expense) benefit	(164)	(2,478)	(787)	(4,182)

Net income including noncontrolling interest	(72)	18,852	6,058	37,229
Net loss attributable to noncontrolling interest	(380)	(491)	(1,323)	(1,305)

Net income attributable to Ebix, Inc.	$308	$19,343	$7,381	$38,534

Basic earnings per common share attributable to Ebix, Inc.	$0.01	$0.63	$0.24	$1.25

Diluted earnings per common share attributable to Ebix, Inc.	$0.01	$0.63	$0.24	$1.25

Basic weighted average shares outstanding	30,866	30,745	30,854	30,729

Diluted weighted average shares outstanding	30,869	30,756	30,856	30,756

See accompanying notes to the condensed consolidated financial statements.

[1]

Beginning April 1, 2023 Prepaid card revenues are presented on a net basis (based on new contractual changes) while periods preceding April 1, 2023 reflect prepaid card revenues on a gross basis. Please see (non- GAAP financials) table with both periods recast on a net basis, for comparison purposes under heading “Condensed Consolidated Statements of Income prepared on Net Basis for Comparative Purposes Only (Non GAAP)”.

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income including noncontrolling interest	$(72)	$18,852	$6,058	$37,229
Other comprehensive income (loss):
Foreign currency translation adjustments	2,393	(43,343)	10,113	(54,627)

Total other comprehensive income (loss)	2,393	(43,343)	10,113	(54,627)

Comprehensive income	2,321	(24,491)	16,171	(17,398)
Comprehensive loss attributable to noncontrolling interest	(380)	(491)	(1,323)	(1,305)

Comprehensive income attributable to Ebix, Inc.	$2,701	$(24,000)	$17,494	$(16,093)

See accompanying notes to the condensed consolidated financial statements.

Ebix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,165	$110,637
Receivables from service providers	542	4,223
Short-term investments	14,392	17,438
Restricted cash	8,282	8,210
Fiduciary funds - restricted	1,735	2,092
Trade accounts receivable, less allowances of $18,885 and $18,167, respectively	163,166	154,533
Other current assets	98,598	87,387

Total current assets	348,880	384,520

Property and equipment, net	53,695	52,448
Right-of-use assets	8,695	9,636
Goodwill	887,101	881,676
Intangibles, net	47,995	50,900
Indefinite-lived intangibles	16,647	16,647
Capitalized software development costs, net	15,886	15,342
Deferred tax asset, net	124,289	96,290
Other assets	37,320	30,096

Total assets	$1,540,508	$1,537,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$95,617	$99,194
Payables to service agents	18,737	11,299
Accrued payroll and related benefits	13,367	10,652
Working capital facility	5,043	3,367
Fiduciary funds – restricted	1,735	2,092
Revolving line of credit	444,902	449,902
Short-term debt	608	3,000
Current portion of long term debt and financing lease obligations, net of deferred financing costs of $934 and $469, respectively	172,857	190,866
Contract liabilities	37,769	32,029
Lease liability	3,024	3,354
Other current liabilities	25,629	25,783

Total current liabilities	819,288	831,538

Revolving line of credit	—	—
Long term debt and financing lease obligations, less current portion, net of deferred financing costs of $0 and $0, respectively	87	160
Contingent liability for accrued earn-out acquisition consideration	2,315	2,298
Contract liabilities	7,717	14,098
Lease liability	6,002	6,612
Deferred tax liability, net	1,150	1,150
Other liabilities	27,092	22,259

Total liabilities	863,651	878,115

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,877,258 issued and outstanding, at June 30, 2023, and 30,819,533 issued and outstanding at December 31, 2022	3,088	3,082
Additional paid-in capital	20,041	18,801
Retained earnings	822,162	814,781
Accumulated other comprehensive loss	(209,326)	(219,439)

Total Ebix, Inc. stockholders’ equity	635,965	617,225
Noncontrolling interest	40,892	42,215

Total stockholders’ equity	676,857	659,440

Total liabilities and stockholders’ equity	$1,540,508	$1,537,555

See accompanying notes to the condensed consolidated financial statements.

Ebix, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$7,381	$38,534
Net loss attributable to noncontrolling interest	(1,323)	(1,305)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	9,909	9,238
Provision (benefit) for deferred taxes	(27,654)	(24,354)
Share-based compensation	1,288	1,934
(Benefit) provision for doubtful accounts	1,832	1,702
Amortization of right-of-use assets	2,051	1,765
Amortization of capitalized software development costs	103	1,511
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(9,322)	(16,223)
Receivables from service providers	3,681	(2,194)
Payables to service agents	7,438	1,174
Other assets	(5,749)	(9,826)
Accounts payable and accrued expenses	14,620	8,525
Accrued payroll and related benefits	2,617	1,004
Contract liabilities	(786)	8,766
Lease liabilities	(2,080)	(1,670)
Reserve for potential uncertain income tax return positions	—	—
Other liabilities	4,433	2,863

Net cash provided by operating activities	8,439	21,444

Cash flows from investing activities:
Capitalized software development costs	(546)	(4,170)
Maturities (purchases) of unrestricted marketable securities, net	(870)	(3,214)
Capital expenditures	(7,921)	(9,607)

Net cash (used in) provided by investing activities	(9,337)	(16,991)

Cash flows from financing activities:
Prepayments related to Debt Refinancing	(7,704)	—
Proceeds from term loan	—	—
Principal payments of term loan obligation	(40,961)	(15,933)
Forfeiture of certain shares to satisfy exercise costs and the recipients’ income tax obligations related to stock options exercised and restricted stock vested	(42)	(64)
Dividend payments	—	(4,636)
Payments of debt obligations, net	(2,780)	(1,672)
(Payments) of/Borrowings under working capital facility, net	1,660	(1,704)
Payments of financing lease obligations, net	(86)	(106)

Net cash used in financing activities	(49,913)	(24,115)

Effect of foreign exchange rates on cash	2,251	(11,767)

Net change in cash and cash equivalents, and restricted cash	(48,560)	(31,429)
Cash and cash equivalents, and restricted cash at the beginning of the period	124,959	114,764

Cash and cash equivalents, and restricted cash at the end of the period	$76,399	$83,335

Supplemental disclosures of cash flow information:
Interest paid	$36,283	$19,088
Income taxes paid	$25,055	$24,222

See accompanying notes to the condensed consolidated financial statements.

Supplemental schedule of noncash financing activities:

During the six months ended June 30, 2023, there were 2,282 shares, totaling $42 thousand, used to satisfy exercise costs and the recipients’ income tax obligations related to stock options exercised and restricted stock vesting.

During the six months ended June 30, 2022, there were 2,057 shares, totaling $64 thousand, used to satisfy exercise costs and the recipients’ income tax obligations related to stock options exercised and restricted stock vesting.